ASSET BASED
                           SECOND AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

     THIS SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Agreement") dated as of August 31, 1998, between Jack of All Games, Inc., an Ohio corporation ("Borrower"), whose mailing address is 2909 Crescentville Road, West Chester, Ohio 45069, and The Provident Bank ("Bank"), an Ohio banking corporation whose mailing address is One East Fourth Street, Cincinnati, Ohio 45202.

     This Agreement is executed in substitution of, and replaces, the Amended and Restated Loan and Security Agreement between Borrower and Bank dated August 27, 1997.

     1. Definitions. As used herein, the following terms, when initial capital letters are used, shall have the respective meanings set forth below. In addition, all terms defined in the Uniform Commercial Code as adopted in Ohio shall have the meanings given therein unless otherwise defined herein.

     1.1 Accounts shall mean all of Borrower's accounts (as that term is defined in the Uniform Commercial Code), accounts receivable, chattel paper, contract rights, documents and instruments; all other obligations or indebtedness owed to Borrower from whatever source arising; all guarantees of any of the foregoing and all security therefor; all of the right, title and interest of Borrower in and with respect to the goods, services or other property which gave rise to or which secure any of the foregoing and all insurance policies and proceeds relating thereto; all of the foregoing whether now owned by Borrower or hereafter acquired or in existence.

     1.2 Affiliate shall mean any person, company or business entity controlling, controlled by or under common control with, Borrower, whether such common control is direct or indirect, and all of the partners, officers, directors and shareholders of Borrower and such entities.

     1.3 Cash Collateral Account shall mean that deposit account maintained by Borrower at Bank into which all collections on the Collateral shall be deposited and over which Bank shall have the sole power of withdrawal as provided in
Section 7.1.

     1.4 Collateral shall mean (a) all of Borrower's Accounts, Equipment, General Intangibles, Inventory and all other items of personal property now owned or hereafter acquired by Borrower or in which Borrower has granted or may in the future grant a security interest to Bank hereunder or in any supplement hereto or otherwise; (b) all of Borrower's right, title and interest in and to all goods or other property represented by or securing any of the Accounts, including all goods that may be reclaimed or repossessed from or returned by Debtors; (c) all of Borrower's rights as an unpaid seller, including


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stoppage in transit, detinue and reclamation;  (d) all additional amounts due to
Borrower from any Debtor, irrespective of whether such additional amounts have been specifically assigned to Bank; (e) all guaranties or other agreements or property securing or relating to any of the items referred to in (a) above, or acquired for the purpose of securing and enforcing any of such items; (f) all instruments, documents, securities, cash, property, deposit accounts (including but not limited to deposits made to Borrower's Cash Collateral Account), and the proceeds of any of the foregoing, owned by Borrower or in which it has an interest, which are now or may hereafter be in the possession or control of Bank or in transit by mail or carrier to or from Bank, or in possession of any third party acting on behalf of Bank, without regard to whether Bank received same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Bank had conditionally released the same; (g) all ledger sheets, files, records, documents, blueprints, drawings and instruments (including, without limitation, computer programs, tapes and related electronic data processing software) evidencing an interest in or relating to the foregoing; and (h) all proceeds and products of the collateral described above, including, without limitation, all claims against third parties for damage to or loss or destruction of any of the foregoing, including insurance proceeds, and accounts, contract rights, chattel paper and general intangibles arising out of any sale, lease or other disposition of any of the foregoing.

     1.5 Debtor shall mean the account debtor with respect to any of Borrower's Accounts and/or the prospective purchaser with respect to any contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with Borrower pursuant to which Borrower is to deliver any personal property or perform any service.

     1.6 Eligible Inventory shall mean such of Borrower's Inventory as is acceptable to Bank in its sole discretion and in which Bank shall have a perfected first priority security interest.

     1.7 Eligible Accounts shall mean such Accounts which are and at all times shall continue to be acceptable to Bank in all respects and in which Bank shall have a perfected first priority security interest. Criteria for eligibility shall be fixed and revised from time to time solely by Bank in its exclusive judgment. In general, an Account shall in no event be deemed to be eligible unless (a) delivery of the merchandise or the rendition of services has been completed; (b) no return, rejection or repossession has occurred; (c) such merchandise or services have been finally accepted by the customer without dispute, offset, defense or counterclaims; (d) such Account continues to be in full conformity with the representations and warranties made by Borrower to Bank with respect thereto; (e) no more than 90 days have elapsed from the invoice date; and (f) Bank is and continues to be satisfied with the credit standing


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of the Debtor in relation to the amount of credit  extended.  Accounts  due from
Debtors who are Affiliates of Borrower shall in no event be deemed to be eligible.

     1.8 Equipment shall mean all of Borrower's equipment (as that term is defined in the Uniform Commercial Code), including, without limitation, all furniture, fixtures, machinery and other equipment of any kind and all substitutions and replacements thereof and accessories and parts therefor, all whether now owned or hereafter acquired by Borrower.

     1.9 General Intangibles shall mean all of Borrower's general intangibles (as that term is defined in the Uniform Commercial Code), including, without limitation, all goodwill, patents, formulas, blueprints, proprietary manufacturing processes, trademarks, trade names, licenses, franchises, beneficial interests in trusts, joint venture interests, partnership interests, rights to tax refunds, rights to insurance proceeds (including, but not limited to, any proceeds of credit insurance policies on Borrower's customers), rights under causes of action, rights to pension plan overfundings, literary rights and other contractual rights of Borrower, all whether now owned or hereafter acquired by Borrower.

     1.10 Guarantors shall mean the collective reference to Take-Two Interactive
Software,   Inc.,  a  Delaware   corporation   ("Take-Two"),   David   Rosenbaum
("Rosenbaum") and Robert Alexander.

     1.11 Inventory shall mean all of Borrower's inventory (as that term is defined in the Uniform Commercial Code), including, without limitation, all goods, merchandise and other personal property which are held for sale or lease, or are furnished or to be furnished under any contract of service by Borrower, or are raw materials, work-in-progress, supplies or materials used or consumed in Borrower's business, and all products thereof, and all substitutions, replacements, additions and accessories thereto, all whether now owned or hereafter acquired by Borrower; and all of Borrower's right, title and interest in and to any leases or rental agreements for such inventory.

     1.12 Inventory Cap shall mean $7,500,000 during the months of August through January and shall mean $6,000,000 during the months of February through July.

     1.13 Loan Documents shall mean the collective reference to this Agreement, the Notes, the Rosenbaum Guaranty, the Robert Alexander Guaranty, the Take-Two Guaranty, the Rosenbaum Life Insurance Assignment, the Robert Alexander Life Insurance Assignment, the Nicholas Alexander Life Insurance Assignment, the Warrant Agreement, the Warrant and all other documents, instruments, certificates and agreements (including without limitation financing statements) executed or delivered in connection with the transactions contemplated under this Agreement.

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     1.14 Loans shall mean the  collective  reference  to the  Revolving  Credit
Loans, the Term Loan A and the Term Loan B.

     1.15 Notes shall mean the collective reference to the Revolving Credit Note, the Term Note A and the Term Note B.

     1.16 Obligations shall mean, without limitation, all Loans and all other debts, obligations and liabilities of every kind and description of Borrower to Bank, now due or to become due, direct or indirect, absolute or contingent, presently existing or hereafter arising, joint or several, secured or unsecured, whether for payment or performance, regardless of how the same arise or by what instrument, agreement or book account they may be evidenced, or whether evidenced by any instrument, agreement or book account, including, without limitation, all loans (including any loan by renewal or extension), all overdrafts, all guarantees, all bankers acceptances, all agreements, all letters of credit issued by Bank for Borrower and the applications relating thereto, all indebtedness of Borrower to Bank, all undertakings to take or refrain from taking any action and all indebtedness, liabilities and obligations owing from Borrower to others which Bank may obtain by purchase, negotiation, discount, assignment or otherwise. Obligations shall also include all interest and other charges chargeable to Borrower or due from Borrower to Bank from time to time and all costs and expenses referred to in Section 12.

     1.17 Permitted Liens shall mean the liens and interests in favor of Bank granted in connection herewith and, to the extent reflected on Borrower's books and records and not impairing the operations of Borrower or any performance hereunder or contemplated hereby:

          (i) liens arising by operation of law for taxes not yet due and payable;

          (ii)  statutory   liens  of  mechanics,   materialmen,   shippers  and
     warehousemen for services or materials for which payment is not yet due;

          (iii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

          (iv) liens, if any, specifically permitted by Bank from time to time in writing; and (v) the following if the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings promptly initiated and diligently conducted of which Borrower has given prior notice to Bank and for which appropriate reserves (in Bank's reasonable judgment) have been established and so long as levy and execution have been and continue to be stayed: claims and liens for taxes due and payable and claims of mechanics, materialmen, shippers, warehousemen, carriers and landlords.

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                                      -5-


     1.18 Prime Rate shall mean that annual percentage rate of interest which is established by Bank from time to time as its prime rate, whether or not such rate is publicly announced, and which provides a base to which loan rates may be referenced. The Prime Rate is not necessarily the lowest lending rate of Bank.

     1.19  Subordinated  Debt  shall  mean  indebtedness   subordinated  to  the
Obligations of Borrower to Bank in form and substance satisfactory to Bank.

     2. Loans

     2.1 Revolving Credit Loans. Bank will make revolving credit loans to Borrower (the "Revolving Credit Loans") in an aggregate amount not to exceed the lesser of (a) $20,000,000 (the "Revolving Loan Cap") or (b) (i) the lesser of
(A) 50% of the cost or market value, whichever is lower, of Borrower's Eligible Inventory or (B) the then-applicable Inventory Cap plus (ii) 85% of the outstanding amount of Borrower's Eligible Accounts owed by Debtors with respect to which Borrower has credit insurance in amounts and in formats acceptable to Bank ("Insured Customers") plus (iii) 75% of the outstanding amount of Borrower's other Eligible Accounts plus (iv) 100% of the balance of the Cash Collateral Account (the amount calculated under (b) being sometimes referred to herein as the "Borrowing Base" and the lesser of (a) and (b) being sometimes referred to herein as the "Maximum Revolving Loan Amount"). Should the outstanding amount of Revolving Credit Loans at any time exceed the upper limits therefor set forth in the immediately preceding sentence, Borrower shall on demand immediately repay such excess amount. The Revolving Credit Loans shall be evidenced by, and shall bear interest and be payable in accordance with, an Amended and Restated Promissory Note (the "Revolving Credit Note") in substantially the form attached hereto as Exhibit A. If the average outstanding principal balance of the Revolving Credit Loans during any calendar quarter is less than the Revolving Loan Cap, Borrower shall pay Bank a fee, in arrears on the first day after the end of such calendar quarter, equal to .25% per annum of the amount of the difference between the average outstanding principal amount of the Revolving Credit Loans during such quarter and the Revolving Loan Cap.

     2.2 Term Loan A. Bank has made a term loan (the "Term Loan A") to Borrower in the principal amount of $200,000. The Term Loan A shall be evidenced by, and shall bear interest and be payable in accordance with, the Promissory Note (the "Term Note A") dated as of August 27, 1997 given by Borrower to Bank, a copy of which is attached hereto as Exhibit B. No repayment or prepayment of Term Loan A shall be reason for any relending or additional lending of Term Loan A proceeds to Borrower.

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                                      -6-


     2.3 Term Loan B. Bank has made another term loan (the "Term Loan B") to Borrower in the principal amount of $2,000,000. The Term Loan B shall be evidenced by, and shall bear interest and be payable in accordance with, an Amended and Restated Promissory Note (the "Term Note B") in substantially the form attached hereto as Exhibit C. No repayment or prepayment of Term Loan B shall be reason for any relending or additional lending of Term Loan B proceeds to Borrower.

     2.4 Default Rate. Upon the occurrence of an Event of Default, the Loans shall bear interest at a rate of 4% per annum greater than the rate otherwise applicable to the Loans (the "Default Rate").

     2.5 Interest Calculation. Interest on the Loans will be calculated on the basis of the actual number of days elapsed over an assumed year consisting of 360 days.

     2.6 Change in Law. In case of any change in law or governmental rules, regulations, guidelines or orders (or any interpretations thereof) or the introduction of new laws, regulations or guidelines, which require Bank to reserve for unfunded credit commitments, Bank may charge Borrower an additional fee which will reasonably compensate Bank for such requirements. Bank agrees to provide Borrower with written notice setting forth such requirements.

     2.7 Loan Payments. All payments of interest, principal and all other amounts owing hereunder or under the Notes shall be made by Borrower to Bank in immediately available funds at its principal office in Cincinnati, Ohio or at such other place as Bank may designate in writing, at such times as shall be set forth herein or in the Notes or if not so set forth, such amounts shall be payable on demand. Borrower hereby authorizes Bank, at Bank's option, to charge any account or charge or increase any Loan balance of Borrower at Bank for the payment or repayment of any interest or principal of the Loans or any fees, charges or other amounts due to Bank hereunder.

     2.8 Prepayment, Refinancing. In the event of prepayment of the principal amount of any of the Loans in whole or in part prior to the maturity date thereof (except for regularly-scheduled installments due on Term Loan A and except for prepayment of the Revolving Credit Loans in full) with cash obtained from any source (including without limitation another lender) other than the operation of Borrower's business in the ordinary course, Borrower shall pay Bank a fee in the amount of 2% of the amount so prepaid, and in the event of prepayment of the principal amount of the Revolving Credit Loans in full prior to the maturity date thereof with cash obtained from any source (including without limitation another lender) other than the operation of Borrower's business in the ordinary course, Borrower shall pay Bank a fee in the amount of $400,000. In the event that at any time prior to June 1, 1999 Borrower should receive a bona fide commitment for refinancing of any of the Loans, Borrower

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shall  notify Bank  thereof in  writing,  and Bank shall have the right of first refusal to provide financing to Borrower on the same general terms as are provided in such commitment, and Bank shall notify Borrower within two weeks after receipt of such notification whether Bank elects to exercise such right.

     2.9 Letters of Credit. Bank proposes, subject to the terms and conditions of this Agreement, to issue commercial and/or standby letters of credit for the account of Borrower (the "Letters of Credit"), which shall be secured by the Collateral, shall have expiration dates that are not later than the Revolving Credit Maturity Date, and shall be in such amounts as Borrower may from time to time request and as are acceptable to Bank; provided, however, that in no event shall the total aggregate face amount of all Letters of Credit outstanding at any time exceed the difference between (a) the Maximum Revolving Loan Amount and
(b) the outstanding principal balance of the Revolving Credit Loans. Bank's approval or disapproval of each Letter of Credit shall be made no later than five business days after a written request from Borrower is received by Bank accompanied by an original of Bank's standard form letter of credit application and agreement duly executed by Borrower. Each Letter of Credit shall be fully reserved from and subject to the limitations of the availability to Borrower of the Revolving Credit Loans, and upon any draw under a Letter of Credit, the amount so drawn shall immediately and automatically be deemed a Revolving Credit Loan advance by Bank to Borrower hereunder. Borrower shall pay Bank a per annum fee in the amount of 1.5% of the face amount of each standby Letter of Credit and shall pay Bank's standard fee for each commercial Letter of Credit, as well as Bank's customary fees ancillary to the issuance, transfer, cancellation and payment of letters of credit; such fees shall be due and payable upon the issuance, transfer, cancellation or payment, as applicable, of such Letter of Credit.

     2.10 Use of Proceeds. Borrower shall use the proceeds of Term Loan A only for the purpose of financing capital expenditures and shall use the proceeds of the Revolving Credit Loans and Term Loan B only for refinancing existing loans and providing for future working capital needs.

     3. Security for the Obligations.

     3.1 Grant of Security Interest. To secure the payment and performance of all of the Obligations, as herein defined, Borrower hereby grants to Bank a continuing security interest in and assigns to Bank all of the Collateral.

     3.2 Additional Security. The full and timely payment and performance of all of the Obligations shall be further secured by (a) the payment guaranty of Rosenbaum in substantially the form of Exhibit D attached hereto (the "Rosenbaum Guaranty"); (b) the payment guaranty of Robert Alexander in

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substantially  the form of  Exhibit E attached  hereto  (the  "Robert  Alexander
Guaranty"); (c) the payment guaranty of Take-Two in substantially the form of Exhibit F attached hereto (the "Take-Two Guaranty"); (d) an assignment of the proceeds of a $1,000,000 insurance policy on the life of Rosenbaum as previously provided to Bank (the "Rosenbaum Life Insurance Assignment"), and in the event of the death of Rosenbaum, the proceeds of the insurance thereunder shall be applied to the Obligations in such order of application as Bank may, in its sole discretion, elect; (e) an assignment of the proceeds of a $2,000,000 insurance policy on the life of Robert Alexander as previously provided to Bank (the "Robert Alexander Life Insurance Assignment"), and in the event of the death of Robert Alexander, proceeds of the insurance thereunder shall be applied to the Obligations in such order of application as Bank may, in its sole discretion, elect; and (f) an assignment of the proceeds of a $2,000,000 insurance policy on the life of Nicholas Alexander pursuant to an Assignment of Life Insurance Policy as Collateral in substantially the form of Exhibit G attached hereto (the "Nicholas Alexander Life Insurance Assignment"), which shall be duly completed, executed and delivered to Bank within 60 days after the date hereof, together with the original life insurance policy therefor and evidence of the payment of all premiums due thereon, and in the event of the death of Nicholas Alexander, the proceeds of the insurance thereunder shall be applied to the Obligations in such order of application as Bank may, in its sole discretion, elect. The Rosenbaum Guaranty and the Robert Alexander Guaranty shall be released at such time after December 1, 1998, if any, as: (i) Take-Two has provided at least $2,000,000 in capital (in addition to any capital provided prior to the date hereof or contemporaneously with the closing of the transactions contemplated hereunder) or Subordinated Debt to Borrower, (ii) Borrower's Consolidated Tangible Net Worth (as hereinafter defined) as reflected in Borrower's financial statements provided to Bank pursuant to Section 5.4 as of the end of any calendar quarter, commencing with the calendar quarter ended December 31, 1998, is at least $5,000,000, and (iii) no Event of Default hereunder has occurred.

     4. Representations and Warranties. Borrower hereby represents and warrants to Bank that:

     4.1 (a) Organization and Authority. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has the corporate power and authority to conduct its business as now conducted and as proposed to be conducted while this Agreement is in effect; (b) the execution and delivery of this Agreement, the Notes and the other Loan Documents to which Borrower is a party and the performance of the transactions contemplated hereby and thereby are within the corporate authority of Borrower and have been duly authorized by all proper and necessary corporate

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                                      -9-


action; (c) the execution and delivery of this Agreement, the Notes and the other Loan Documents to which Borrower is a party and the performance of the transactions contemplated hereby and thereby will not violate or contravene any provisions of law or the articles of incorporation or code of regulations of Borrower, or result in a breach or default in respect of the terms of any other agreement to which Borrower is a party or by which it is bound, which breach or default would result in the creation, imposition or enforcement of any lien against any of the Collateral, or would have a material adverse affect on the conduct of Borrower's business as it is now being conducted and proposed to be conducted while this Agreement is in effect, or would otherwise impair the value of the security interest granted to Bank hereunder; and (d) Borrower is duly qualified as a foreign corporation and is in good standing and duly authorized to do business in every jurisdiction where the nature of its properties or the conduct of its business requires such qualification and authorization.

     4.2 Binding Effect of Documents. This Agreement, the Notes and the other Loan Documents to which it is a party are legal and binding obligations of Borrower enforceable in accordance with their terms.

     4.3 Government Consent. The execution and delivery of this Agreement, the Notes and the other Loan Documents to which it is a party and the performance of the transactions contemplated hereby and thereby do not require any approval or consent of any governmental agency or authority, or of any other party.

     4.4 Financial Statements. Borrower has delivered to Bank copies of its audited financial statements as of and for the year ending December 31, 1997 and its internally-prepared financial statements as of and for the interim period ending July 31, 1998. All of these financial statements are true and correct, are in accordance with the respective books of account and records of Borrower and its subsidiaries (if any) and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with prior periods, and accurately present the financial condition of Borrower and its subsidiaries (if any) and their assets and liabilities and the results of their operations as at such date.

     4.5 No Change in Financial Condition. Since the ending date of the interim financial statements described in Section 4.4, there has been no change in the assets, liabilities, financial condition or operation of Borrower, other than changes in the ordinary course of business, the effect of which have not, individually or in the aggregate, been materially adverse.


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     4.6 No Other  Liabilities.  Except to the extent  reflected  in the interim financial statements described in Section 4.4 or as otherwise disclosed to Bank by Borrower in writing, Borrower, as of the date of this Agreement, does not know or have reasonable grounds to know of any basis for the assertion against it of any material liabilities or obligations of any nature, direct or indirect, accrued, absolute or contingent, including, without limitation, liabilities for taxes then due or to become due whether incurred in respect of or measured by the income of Borrower for any period prior to the date of this Agreement or arising out of transactions entered into, or any state of facts existing, prior thereto.

     4.7 Taxes. Borrower has filed all federal, state, local and other tax returns and reports required to be filed by it and such returns and reports are true and correct. Borrower has paid all taxes, assessments and other governmental charges lawfully levied or imposed on or against it or its properties, other than those presently payable without penalty or interest.

     4.8 No Litigation. Except as reflected on Schedule 4.8 attached hereto, there is no litigation or proceeding or governmental investigation pending or, to the knowledge of Borrower, threatened against or relating to Borrower, its properties or business which is not reflected in the interim financial statements described in Section 4.4.

     4.9 Compliance with Laws. Borrower is not, to its knowledge, in violation of or default under any statute, regulation, license, permit, order, writ, injunction or decree of any government, governmental department, commission, board, bureau, agency, instrumentality or court, which violation or default would have a material adverse effect on the business, properties or condition, financial or otherwise, of Borrower.

     4.10 No Default. Borrower is not, to its knowledge, in default under a material order, writ, judgment, injunction, decree, indenture, agreement, lease or other instrument or contract, which default would have a material adverse effect on the business, properties or condition, financial or otherwise, of Borrower, or in the performance of any covenants or conditions respecting any of its indebtedness, and no holder of any indebtedness of Borrower has given notice of any asserted default thereunder, and no liquidation or dissolution of Borrower and no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to Borrower or its properties is pending or, to the knowledge of Borrower, is threatened against Borrower.

     4.11 Location of Collateral. Borrower maintains places of business and owns collateral only at 2909 Crescentville Road, West Chester, Ohio 45069 and maintains its books of account and records, including all records concerning Collateral, only at 2909 Crescentville Road, West Chester, Ohio 45069.

Borrower maintains its chief executive office at 2909 Crescentville Road, West Chester, Ohio 45069.

     4.12 Title to Collateral. With respect to the Collateral, at the time the Collateral becomes subject to Bank's security interest, Borrower is and at all times will be the sole owner of and have good and marketable title to the Collateral, free from all liens, encumbrances and security interests in favor of any person other than Bank except Permitted Liens and except as reflected on
Schedule 4.12 attached hereto, and has full right and power to grant Bank a security interest therein. All information furnished to Bank concerning the Collateral is and will be complete, accurate and correct in all material respects when furnished.

     4.13 Rights of Borrower to Accounts. As to each and every Account (a) it is a bona fide existing obligation, valid and enforceable against the Debtor for a sum certain for sales of goods shipped or delivered, or goods leased, or services rendered in the ordinary course of business; (b) all supporting documents, instruments, chattel paper and other evidence of indebtedness, if any, delivered to Bank are complete and correct and valid and enforceable in accordance with their terms, and all signatures and endorsements that appear thereon are genuine, and all signatories and endorsers have full capacity to contract; (c) the Debtor is liable for and is obligated to make payment of the amount expressed in such Account according to its terms; (d) it will be subject to no discount, allowance or special terms of payment without the prior approval of Bank, except for discounts, allowances and special terms of payments offered in the ordinary course of business; (e) with respect to each Eligible Account, it is subject to no dispute, defense or offset, real or claimed; (f) it is not subject to any prohibition or limitation upon assignment; (g) Borrower has full right and power to grant Bank a security interest therein and the security interest granted in such Account to Bank in Section 3 hereof is a valid first security interest which will inure to the benefit of Bank without further action. The warranties set out herein shall be deemed to have been made with respect to each and every Account now owned or hereafter acquired by Borrower.

     4.14 Rights of Borrower in Inventory. (a) The Inventory is and will be of good and merchantable quality, free from defects and (b) none of the Inventory is or will be stored with a bailee without the prior written consent of Bank.

     4.15 Employee Benefit Plans. Borrower has complied with, and shall continue to comply with, all applicable state and federal laws and regulations governing employee benefit plans, including, but not limited to all regulations under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Borrower has not received any notice to the effect that is not in full compliance with any of the requirements of ERISA, and no fact or situation, including but not limited to any "Reportable Event," or "Prohibited Transaction," as such terms are defined in ERISA, exists which is or could in any way be construed as a violation of ERISA in connection with any Plan. Borrower has complied with all applicable provisions of ERISA, including minimum funding requirements, has made all filings required to be made by Borrower or any of its Plans (now or at any time in the past maintained) under ERISA, has not applied for any extensions of time in which to make contributions to any Plan maintained (now or at any time in the past) by it or to which it is, or has been, required to contribute, has timely made all contributions and paid all premiums required to be paid to the Pension Benefit Guaranty Corporation, and no matters are presently pending before the United States Labor Department or the Internal Revenue Service concerning any Plan maintained (now or at any time in the past) by Borrower to which it is or was required to contribute. Each employee pension benefit plan (as defined in Section 3 (2) of ERISA) maintained by Borrower is qualified and tax exempt under the Internal Revenue Code. Borrower has never had any obligation or liability with respect to a multi-employer plan as defined in
Section 4001 (a)(3) of ERISA.

   4.16 Accuracy of Representations. No representation or warranty by or with respect to Borrower contained herein or in any certificate or other document furnished by Borrower pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

   4.17 Representations as Inducement to Bank. The foregoing representations and warranties are made by Borrower with the knowledge and intention that Bank will rely thereon, and shall survive the execution and delivery of this Agreement and the making of all Loans hereunder. The receipt of Borrower of each Loan advance shall constitute a representation and warranty by Borrower that the representations and warranties of Borrower contained in this Section 4 are true and correct as of the date of such Loan advance, except to the extent such representations and warranties expressly relate to an earlier date.

   5. Affirmative Covenants. Borrower covenants and agrees that until all of the Obligations have been paid in full, unless Bank shall otherwise consent in writing, it shall:

   5.1 Books and Records. Maintain complete and accurate books of account and records pertaining to the Collateral and the operations of Borrower, and all such books of account and records shall be kept and maintained at the location specified in Section 4.11. Borrower shall not move such books of account and records or change its chief executive office or open any new office without giving Bank at least 30 days prior written notice. Prior to moving any of such books of account and records or changing the location of its chief executive office or opening any new office, Borrower shall execute and deliver to Bank financing statements satisfactory to Bank. All such books of account and records and all financial statements and reports furnished to Bank shall be maintained and prepared in accordance with GAAP applied on a basis consistent with prior periods.

     5.2 Access to Information. Grant Bank, or its representatives, full and complete access to the Collateral and to all books of account, records, correspondence and other papers relating to the Collateral during normal business hours and the right to inspect, examine, verify and make abstracts from the copies of such books of account, records, correspondence and other papers, and to investigate such other records, activities and business of Borrower as they may deem necessary or appropriate at the time.

     5.3 Evidence of Accounts. Upon the creation of Accounts, or from time to time as Bank may require, deliver to Bank schedules of all outstanding Accounts. Such schedules shall be in form satisfactory to Bank and shall show the age of such Accounts in intervals of not more than 30 days, and contain such other information and be accompanied by such supporting documents as Bank may from time to time prescribe. Borrower shall also deliver to Bank copies of Debtor's invoices, evidences of shipment or delivery and such other schedules and information as Bank may reasonably request. The items to be provided under this Section are to be prepared and delivered to Bank from time to time solely for its convenience in maintaining records of the Collateral and Borrower's failure to give any of such items to Bank shall not affect, terminate, modify or otherwise limit Bank's security interest granted herein.

     5.4 Financial Statements. Deliver to Bank not more than 30 days after the close of each month, or within such further time as Bank may permit, consolidated and consolidating financial statements for Borrower and its subsidiaries, including a balance sheet and related profit and loss statement, prepared in accordance with GAAP (excluding footnotes and year-end adjustments or accruals) by Borrower, which financial statements shall be accompanied by a certification, signed by an officer of Borrower, certifying the accuracy of the financial statements.

     Deliver to Bank not more than 90 days after the close of each fiscal year of Borrower, or within such further time as Bank may permit, consolidated and consolidating audited financial statements for Borrower and its subsidiaries, including a balance sheet and related profit and loss statement, prepared in accordance with GAAP by independent certified public accountants acceptable to Bank, who shall give their unqualified opinion with respect hereto.

     Deliver to Bank a copy of Take-Two's quarterly report on Form 10-Q promptly after the filing thereof with the Securities Exchange Commission.

     5.5 Other Information. Furnish to Bank such other financial and business information and reports, including without limitation accounts receivable agings, accounts payable agings, listings of inventory and borrowing base reports, in form and substance satisfactory to Bank as and when Bank may from time to time request.

     5.6 Maintenance of Existence and Licenses. While this Agreement remains in effect and until the Obligations have been paid in full, (a) maintain its corporate existence in good standing; (b) make no material change in the nature or character of its business; (c) maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business and (d) at the request of Bank, qualify as a foreign corporation and obtain all requisite licenses and permits in each state (other than the state of its incorporation) where Borrower does business and is required to qualify.

     5.7 Maintenance and Insurance of Properties. Maintain and keep all of its properties, real and personal, in good working order, condition and repair and insure and keep insured all such properties at all times against loss of damage by fire, theft, and such other risks and hazards as are customarily insured against by corporations in similar circumstances, or as Bank may specify from time to time, with insurers and in amounts reasonably acceptable to Bank. If Borrower fails to do so, Bank may obtain such insurance and charge the cost thereof to Borrower's account and add it to the Obligations. Borrower agrees that, if any loss should occur, the proceeds of all such insurance policies may be applied to the payment of all or any part of the Obligations, as Bank may direct. Bank shall be named loss payee, with a lender's loss payable endorsement, on such insurance policies to the extent that such policies insure the Collateral. All policies shall provide for at least 10 days prior written notice of cancellation to Bank. Borrower shall deliver at least annually to Bank, or sooner if requested by Bank, certificates of insurance evidencing Borrower's compliance herewith. Bank or Bank's designated agent is hereby irrevocably constituted and appointed Borrower's attorney-in-fact to (either in the name of Borrower or in the name of Bank) make adjustments of all insurance losses, sign all applications, releases and other papers necessary for the collection of any such loss, make settlements and endorse and collect all instruments payable to Borrower or issued in connection therewith; provided, however, that so long as no Event of Default has occurred, Borrower may exercise all of the foregoing rights relating to insurance losses.

     5.8 Liability Insurance. At all times, maintain in full force and effect such liability insurance with respect to its activities and business interruption and other insurance as may be reasonably required by Bank, such insurance to be provided by insurer(s) acceptable to Bank, and if requested by Bank, such insurance shall name Bank as an additional insured. Borrower shall deliver at least annually to Bank, or sooner if requested by Bank, certificates of insurance evidencing Borrower's compliance herewith.

     5.9 Notice of Certain Events. Give prompt notice in writing to Bank of any Event of Default hereunder, or of any condition which with the passage of time or the giving of notice or both would give rise to an Event of Default, and of any development, financial or otherwise, which would materially adversely affect its business, properties or affairs or the ability of Borrower to perform its obligations under this Agreement, the Notes or any of the other Loan Documents.

     5.10 Payment of Taxes. Pay all taxes, assessments or governmental charges lawfully levied or imposed on or against it and its properties prior to the date when such taxes, assessments or charges shall become delinquent, unless Borrower shall contest the validity thereof in good faith and shall post any bond or other security required by applicable law or by Bank against the payment thereof.

     5.11 Dealings in Inventory. With respect to the Inventory (a) sell or dispose of the Inventory only to buyers in the ordinary course of business, (b) immediately notify Bank of any change in location of any of the Inventory and, prior to any such change, execute and deliver to Bank such financing statements satisfactory to Bank as Bank may request and (c) report, in form satisfactory to Bank and with such frequency as determined by Bank, such information as Bank may request regarding the Inventory.

     5.12 Claims Against Borrower. Immediately upon learning thereof, report to Bank any reclamation, return or repossession of goods, any claim or dispute asserted by any Debtor or other obligor, and any other matters affecting the value and enforceability or collectibility of any of the Collateral which have not arisen in the ordinary course of business. In addition, Borrower shall, at its sole cost and expense (including attorney's fees), settle any and all such claims and disputes and indemnify and protect Bank against any liability, loss or expense arising therefrom or out of any such reclamation, return or repossession of goods, provided, however, if Bank shall so elect following the occurrence of an Event of Default, it shall have the right at all times to settle, compromise, adjust or litigate all claims or disputes directly with the Debtor or other obligor upon such terms and conditions as it deems advisable and charge all costs and expenses thereof (including attorneys' fees) to Borrower's account and add them to the Obligations.

     5.13 Defense of Collateral. Defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein and pay all costs and expenses (including attorneys' fees) incurred in connection with such defense.

     5.14 Financing Statements; Further Assurances. At the request of Bank, execute and deliver such financing statements, documents and instruments, and perform all other acts as Bank deems necessary or desirable, to carry out and perform the intent and purpose of this Agreement, and pay, upon demand, all expenses (including reasonable attorneys' fees) incurred by Bank in connection therewith. A photocopy of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

     5.15 Financial Covenants. Maintain the following financial covenants:

          (a) Consolidated Tangible Net Worth at all times greater than (i) $2,000,000 from the date hereof through November 30, 1998, (ii) $4,500,000 from December 1, 1998 through January 31, 1999 and (ii) $5,000,000 on and after February 1, 1999.

          (b) A ratio of Consolidated Liabilities to Consolidated Tangible Net Worth of not more than (i) 15:1 for the months of August through November, inclusive, (ii) 10:1 for the months December through January, inclusive, and (iii) 8:1 for the months of February through May, inclusive.

          (c) Consolidated Net Working Capital of not less than $900,000.

          (d) Consolidated Income Before Taxes of not less than (i) $250,000 for the quarter ending October 31, 1998, (ii) $750,000 for the quarter ending January 31, 1999 and (iii) $0 for the quarter ending April 30, 1999.

     The following terms shall have the following meaning when used herein:

          "Consolidated Current Assets" and "Consolidated Current Liabilities" shall mean, at any time, all assets or liabilities, respectively, that should, in accordance with GAAP, be classified as current assets or current liabilities, respectively, on a consolidated balance sheet of Borrower and its subsidiaries (if any).

          "Consolidated Liabilities" shall mean all indebtedness, obligations and other liabilities of Borrower, whether matured or unmatured, liquidated or unliquidated, direct or contingent or joint or several, that should, in accordance with GAAP, be classified as liabilities on a consolidated balance sheet of Borrower and its subsidiaries (if any).

          "Consolidated Net Working Capital" shall mean, at any time, the amount
     by  which   Consolidated   Current  Assets  exceed   Consolidated   Current
     Liabilities.

          "Consolidated Tangible Net Worth" shall mean, at any time, Stockholder's Equity, less the sum of (i) any surplus resulting from any write-up of assets subsequent to December 31, 1996, (ii) goodwill, including any amounts, however designated on a consolidated balance sheet of Borrower and its subsidiaries, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of Borrower, (iii) patents, trademarks, tradenames and copyrights, (iv) any amount at which shares of capital stock of Borrower appear as an asset on Borrower's balance sheet, (v) deferred expenses and
     (vi) any other amount in respect of an intangible that should be classified as an asset on a consolidated balance sheet of Borrower in accordance with GAAP.

          "Stockholder's Equity" shall mean, at any time, the aggregate of the following amounts set forth on a consolidated balance sheet of Borrower and its subsidiaries prepared in accordance with GAAP: (i) the par or stated value of all outstanding capital stock, (ii) capital surplus, (iii) retained earnings and (iv) Subordinated Debt.

          "Consolidated Income Before Taxes" shall mean, at any time, the net income before taxes of Borrower and its subsidiaries, as determined in accordance with GAAP.

     5.16 Maintenance of Bank Accounts. At Bank's option, maintain all of its depository accounts with Bank, including without limitation, all demand deposit, lock box, time deposit, concentration and zero balance accounts. A balance of at least $20,000 shall be maintained in Borrower's operating account at all times.

     5.17 Compliance. Comply in all material respects with all applicable laws, rules, regulations and orders applicable to Borrower or its business, operations or properties.

     6. Negative Covenants. Borrower covenants and agrees that until the Obligations have been paid in full, unless Bank shall consent in advance in writing, it shall not and shall not permit any subsidiary to:

     6.1 Sale of Assets or Merger. Discontinue its business or liquidate, sell, transfer, lease, assign or otherwise dispose of a material part of its assets or of the Collateral, by sale, merger, consolidation or otherwise, provided, however, that it may sell in the ordinary course of business and for a full consideration in money or money's worth, any product, merchandise or service produced, marketed or furnished by it.

     6.2 Liens and Encumbrances. Sell, assign, pledge, grant or suffer to exist a security interest, lien, mortgage or other encumbrance on any of the Collateral or any other properties or assets of Borrower to any person other than Bank, or permit any lien, encumbrance or security interest to attach to any of the Collateral or any other properties or assets of Borrower, except in favor of Bank and except Permitted Liens, without the prior written consent of Bank.

     6.3 Contingent Liabilities. Endorse, guarantee or become surety for the obligations of any person, firm or corporation, except that Borrower may endorse checks and negotiable instruments for collection or deposit in the ordinary course of business.

     6.4 Loans. Not make loans, advances or extensions of credit to others in excess of $10,000 in aggregate without the prior written consent of Bank.

     6.5 Distributions. Declare or pay any dividends or make any other payments on its capital stock, issue, redeem, repurchase, retire or otherwise acquire, directly or indirectly, any of its capital stock, or grant or issue any warrant, right or option pertaining thereto or other security convertible into any of the foregoing, or make any other distribution to its shareholders; provided, however, that Borrower may distribute funds to its shareholders, no more frequently than quarterly, in order to enable such shareholders to pay estimated federal and state taxes on Borrower's taxable income for each taxable year of Borrower. A fiscal year-end reconciliation of such distributions shall be made taking into consideration the actual taxable income of Borrower each year. In the event that it is determined that the shareholders have received distributions in excess of those allowable under this Section 6.5, then the excess amount received by any such shareholder shall be immediately repaid to Borrower.

     6.6 Dealings with Accounts. Compromise or discount any Account except for ordinary trade discounts or allowances for prompt payment in the ordinary course of Borrower's business, consistent with past practices.

     6.7 Investments. Change its name, dissolve or consolidate or merge with any other corporation or acquire or purchase any equity interest in any other entity, including shares of stock of other corporations, or acquire or purchase any assets or assume any obligations of any other entity , except that Borrower is permitted to own notes and other receivables acquired in the ordinary course of business.

     6.8 Change in Management or Business. Change its management or its capital structure or make any material change in any of its business objectives, purposes and operations which might in any way adversely affect the repayment of the Loans; provided, however that Bank's consent to any change in management shall not be unreasonably withheld.

     6.9 Change in Ownership. Permit to occur a change in record or beneficial ownership of voting stock of Borrower which Bank, in its sole discretion, deems material with respect to the control over Borrower, without the prior written consent of Bank.

     6.10 Transaction with Affiliates. Enter into, or be a party to, any transaction with any of Borrower's Affiliates, except in the ordinary course of business, pursuant to the reasonable requirements of Borrower's business, and upon fair and reasonable terms which are fully disclosed to Bank and are no less favorable to Borrower than Borrower could obtain in a comparable arm's length transaction with a person not an Affiliate of Borrower.

     6.11 Indebtedness. Directly or indirectly create, incur, assume, guaranty or be or remain liable with respect to any indebtedness, except for (a) the Obligations, (b) any existing indebtedness disclosed in the financial statements referenced in Section 4.4 hereof, (c) any purchase money indebtedness not to exceed $20,000 in the aggregate, (d) any other indebtedness to which Bank has consented in writing and (e) trade obligations arising in the normal course of business.

     7. Collection of Collateral and Notice of Assignment

     7.1 Collections on Collateral. So long as Bank does not request that the Debtors on the Collateral be notified of the consignment thereof to Bank or that all collections be directed to a lock box at Bank, Borrower may make collections on the Collateral. All collections on the Collateral shall be the property of Bank, shall be held in trust for Bank by Borrower and shall not be commingled with Borrower's other funds or be deposited in any bank account of Borrower (except for the Cash Collateral Account), or used in any manner except to pay the Obligations. Borrower shall immediately deposit all collections on the Collateral in the Cash Collateral Account of Borrower maintained at Bank for that purpose, over which Bank alone shall have the sole power of withdrawal. On a daily basis, Bank will apply all or part of the collected balance of the Cash Collateral Account against the Obligations, the amount, order and method of such application to be in the sole discretion of Bank. In no event shall Bank be obligated to apply any funds deposited in the Cash Collateral Account before the first business day after the day of deposit. Any part of the collected balance in the Cash Collateral Account which Bank elects not to apply to Borrower's obligations may be paid over and deposited by Bank to Borrower's commercial account. The crediting of items deposited in the Cash Collateral Account to the reduction of the Obligations shall be conditioned upon final payment of the item and if any item is not so paid, the amount of any credit given for it may be charged to the Obligations or to any other deposit account of Borrower, whether or not the item is returned.

     7.2 Notice of Assignment. Bank shall have the right at any time following an Event of Default to notify Debtors of its security interest in the Accounts and to require payments to be made directly to Bank. Upon request of Bank at any time following an Event of Default, Borrower will so notify the

Debtors and will indicate on all billings to the Debtors that the Accounts are payable to Bank. To facilitate direct collection, Borrower hereby appoints Bank and any officer or employee of Bank, as Bank may from time to time designate, as attorney-in-fact for Borrower to (a) receive, open and dispose of all mail addressed to Borrower and take therefrom any payments on or proceeds of Accounts; (b) take over Borrower's post office boxes or make other arrangements, in which Borrower shall cooperate, to receive Borrower's mail, including notifying the post office authorities to change the address for delivery of mail addressed to Borrower to such address as Bank shall designate; (c) endorse the name of Borrower in favor of Bank upon any and all checks, drafts, money orders, notes, acceptances or other evidences or payment or Collateral that may come into Bank's possession; (d) sign and endorse the name of Borrower on any invoice or bill of lading relating to any of the Accounts, on verifications of Accounts sent to any Debtor, to drafts against Debtors, to assignments of Accounts and to notices to Debtors; and (e) do all acts and things necessary to carry out this Agreement, including signing the name of Borrower on any instruments required by law in connection with the transactions contemplated hereby and on financing statements as permitted by the Uniform Commercial Code. Borrower hereby ratifies and approves all acts of such attorneys-in-fact pursuant to this section, and neither Bank nor any other such attorney-in-fact shall be liable for any acts of commission or omission, or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as any of the Obligations remain unsatisfied.

     7.3  Enforcement of Accounts.  In the event Bank exercises its rights under
Section 7.2, Bank (a) shall not, under any circumstances, be liable for any error or omission or delay of any kind occurring in the settlement, collection or payment of any Accounts or any instruments received in payment thereof or for any damage resulting therefrom; (b) may, without notice to or consent from Borrower, sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Accounts or any securities, instruments or insurance applicable thereto and/or release the obligor thereon; and (c) is authorized to accept the return of the goods represented by any of the Accounts, without notice to or consent by Borrower, or without discharging or any way affecting the Obligations hereunder.

     7.4 Returned or Rejected Goods. In the event Bank exercises its rights under Section 7.2, upon receipt of any returned or rejected goods Borrower shall immediately issue and deliver a copy of the credit memo to Bank with respect thereto. Or, at Bank's election, Borrower shall set aside such goods, mark them in Bank's name and hold them in trust for Bank at Borrower's expense and shall, upon

Bank's request, deliver such goods to Bank. Bank may sell or cause the goods to be sold, at public or private sale, at such prices, to such purchasers and upon such terms as Bank deems advisable. Borrower shall remain liable to Bank for any deficiency and shall pay the costs and expenses of such sale, including reasonable attorneys' fees.

     7.5 Limitation of Bank's Liability. Bank shall not be liable for or prejudiced by any loss, depreciation or other damage to Accounts or other Collateral unless caused by Bank's willful and malicious act, and Bank shall have no duty to take any action to preserve or collect any Account or other Collateral.

     7.6 Verification of Accounts. Bank may confirm and verify all Accounts in a manner consistent with its usual practices at any time. Bank shall have no obligation to disclose or discuss with Borrower the names or identities of any Debtors from whom Bank obtains or requests information as to Accounts. Borrower agrees to cooperate with Bank in the confirmation and verification of any Accounts, or reconciling any discrepancy between those amounts verified by Bank and information provided to Bank by Borrower.

     8. Service Charges. In addition to the principal and interest on the Loans and the reimbursement of expenses to Bank pursuant to this Agreement, Borrower shall pay to Bank a monthly service charge for the services provided by Bank in connection with this Agreement in the amount of $500.00. In addition to the monthly service charge, Borrower shall pay to Bank a service charge of 3% per annum on the excess amount for each day on which the outstanding principal balance of the Revolving Credit Loans exceeds the Maximum Revolving Loan Amount. All service charges shall be payable monthly on the due date for the payment of principal and/or interest on the Loans.

     9. One General Obligation: Cross Collateral. All Loans and advances by Bank to Borrower under this Agreement and under all other agreements constitute one loan, and all indebtedness and Obligations of Borrower to Bank under this and under all other agreements, present and future, constitute one general obligation secured by the Collateral and security held and to be held by Bank hereunder and by virtue of all other assignments and security agreements between Borrower and Bank now and hereafter existing. It is expressly understood and agreed that all of the rights of Bank contained in this Agreement shall likewise apply insofar as applicable to any modification of or supplement to this Agreement and to any other agreements, present and future, between Bank and Borrower.

     10. Conditions Precedent. The agreement of Bank to make the Loans is subject to the satisfaction prior to or concurrently with the making of the Loans, of each of the following conditions precedent:

     10.1 Bank shall have received the following, each of which shall be reasonably acceptable in form and substance to Bank:

          (a) The Revolving Credit Note, duly executed and delivered to Bank;

          (b) The Term Note B, duly executed and delivered to Bank;

          (c) The Rosenbaum Guaranty, duly executed and delivered to Bank;

          (d) The Robert Alexander Guaranty, duly executed and delivered to Bank;

          (e) The Take-Two Guaranty, duly executed and delivered to Bank;

          (f) A Warrant Certificate for shares of Take-Two in substantially the form of Exhibit H attached hereto (the "Warrant Certificate");

          (g)  Evidence,  satisfactory  to Bank,  that  Take-Two has provided at least $500,000 of additional capital or Subordinated Debt to Borrower contemporaneously with the closing of the transactions contemplated hereunder;

          (h) Payment to Bank of a closing fee in the amount of $50,000;

          (i) An opinion or opinions from counsel to Borrower, Take-Two, Rosenbaum and Robert Alexander, in form satisfactory to Bank and its counsel, to the effect that: (i) Borrower is duly incorporated, validly existing and in good standing under the laws of the State of Ohio, and Take-Two is duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (ii) Borrower has full power and authority to carry on its business as presently conducted by it, to own and operate the properties used in such business, and to execute and deliver this Agreement, the Notes and the other Loan Documents to which it is a party and to perform its obligations hereunder and thereunder, and Take-Two has full power and authority to carry on its business as presently conducted by it, to own and operate the properties used in such business, and to execute and deliver the Take-Two Guaranty and the Warrant Certificate and to perform its obligations thereunder; (iii) the execution and delivery by Borrower of this Agreement, the Notes and the other Loan Documents to which it is a party, and the performance by Borrower of its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action, and are not in conflict with any provision of law or any provision of the Articles of Incorporation or Regulations of Borrower or, to such counsel's knowledge, with any agreement, order or decree binding upon Borrower; the execution and delivery by Take-Two of the Take- Two Guaranty and the Warrant Certificate, and the performance by Take-Two of its obligations thereunder, have been duly authorized by all necessary corporate action, and are not in conflict with any provision of law or any provision of the Certificate of Incorporation or Bylaws of Take-Two or, to such counsel's knowledge, with any agreement, order or decree binding upon Take-Two; the execution and delivery by Rosenbaum of the Rosenbaum Guaranty, and the performance by Rosenbaum his obligations thereunder, are not in conflict with any provision of law or, to such counsel's knowledge, with any agreement, order or decree binding upon Rosenbaum; and the execution and delivery by Robert Alexander of the Robert Alexander Guaranty, and the performance by Robert Alexander of his obligations thereunder, are not in conflict with any provision of law or, to such counsel's knowledge, with any agreement, order or decree binding upon Robert Alexander; (iv) this Agreement, the Notes and the other Loan Documents to which Borrower is a party have been duly authorized, executed and delivered by Borrower and constitute the legal, valid and binding obligation of Borrower, enforceable in accordance with their terms against Borrower; the Take-Two Guaranty and the Warrant Certificate have been duly authorized, executed and delivered by Take-Two and constitute the legal, valid and binding obligation of Take-Two, enforceable in accordance with their terms against Take-Two; the Rosenbaum Guaranty has been duly executed and delivered by Rosenbaum and constitutes the legal, valid and binding obligation of Rosenbaum, enforceable against Rosenbaum in accordance with its terms; and the Robert Alexander Guaranty has been duly executed and delivered by Robert Alexander and constitutes the legal, valid and binding obligation of Robert Alexander, enforceable against Robert Alexander in accordance with its terms; (v) no governmental or third party approvals, authorizations, licenses or consents are required to be obtained in connection with the execution and delivery by Borrower of this Agreement, the Notes or the other Loan Documents to which it is a party, the execution and delivery by Take-Two of the Take-Two Guaranty or the Warrant Certificate, the execution and delivery by Rosenbaum of the Rosenbaum Guaranty, or the execution and delivery by Robert Alexander of the Robert Alexander Guaranty, or the performance by any of them of their respective obligations in accordance therewith, or the exercise by Bank of its rights thereunder; (vi) to such counsel's knowledge, there is no threatened or pending legal or governmental proceeding or action to which any of Borrower, Take-Two, Rosenbaum or Robert Alexander is a party or to which any of its or his property is subject, which, if adversely determined, could materially and adversely affect its or his condition, assets or operation or result in an Event of Default under this Agreement; and (vii) the shares of Common Stock, par value $.01 per share, of Take-Two to be issued to Bank upon the exercise of the Warrants provided under the Warrant Certificate have been duly authorized and, when issued in accordance with the terms of the Warrant Certificate and upon payment in full of the exercise price as provided therein, will be duly and validly issued and outstanding, fully paid and nonassessable.

          (j) A copy of the resolutions of the Board of Directors of Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which Borrower is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by Borrower of the liens and security interests pursuant to this Agreement, certified by the President, Secretary or Assistant Secretary of Borrower as of the date hereof as being in full force and effect and not amended, modified, revoked or rescinded;

          (k) A copy of the resolutions of the Board of Directors of Take-Two authorizing the execution, delivery and performance of the Take-Two Guaranty and the Warrant Certificate, certified by the Secretary or Assistant Secretary of Take-Two as of the date hereof as being in full force and effect and not amended, modified, revoked or rescinded;

          (l) A certificate of the President, Secretary or Assistant Secretary of Borrower dated as of the date hereof as to the incumbency and signature of the officers of Borrower executing this Agreement, the Notes and the other Loan Documents to which Borrower is a party;

          (m) A certificate of the Secretary or Assistant Secretary of Take-Two dated as of the date hereof as to the incumbency and signature of the officers of Take-Two executing the Take-Two Guaranty, the Warrant Agreement and the Warrant;

          (n) Copies of (i) the Articles of Incorporation of Borrower certified as correct and complete by the President, Secretary or Assistant Secretary of Borrower as of the date hereof and by the Ohio Secretary of State as of a recent date, (ii) the Regulations of Borrower certified as correct and complete by the President, Secretary or Assistant Secretary of Borrower as of the date hereof and (iii) a certificate of good standing of Borrower as of a recent date from the Ohio Secretary of State;

          (o) Copies of (i) the Certificate of Incorporation of Take-Two certified as correct and complete by the Secretary or Assistant Secretary of Take-Two as of the date hereof and by the Delaware Secretary of State as of a recent date, (ii) the Bylaws of Take-Two certified as correct and complete by the Secretary or Assistant Secretary of Take-Two as of the date hereof, and (iii) a certificate of good standing of Take-Two as of a recent date from the Delaware Secretary of State; and

          (p) Borrower shall have delivered to Bank its internally-prepared financial statements as of and for the interim period ending July 31, 1998.

     10.2 Borrower shall have provided such other documents, instruments and information, executed such other agreements and certificates, and generally taken such other actions as Bank may reasonably require.

     11. Events of Default and Remedies.

     11.1 Event of Default. The following shall constitute Events of Default under this Agreement, it being agreed that time is of the essence hereof: (a) failure of Borrower to pay when due any of the Obligations; (b) failure of Borrower to observe or perform any covenant contained in this Agreement, the Notes, the other Loan Documents or any other agreement between Borrower and Bank, and such default is not fully cured within 30 days after Bank has given written notice thereof to Borrower; (c) any representation or warranty at any time made orally or in this Agreement, the Notes, the other Loan Documents or any other agreement between Borrower and Bank, or in any document or instrument delivered to Bank pursuant to this Agreement, the Notes, the other Loan Documents or any such other agreement is, or becomes, untrue or misleading in any material respect; (d) acceleration of the maturity of any of the Obligations; (e) Borrower shall be in default or breach under any material obligation for the payment of borrowed money or for the payment of rent under any lease agreement covering real or personal property, which default is not cured within any applicable grace period; (f) failure of Borrower or any Guarantor, after request by Bank, to furnish financial information or to permit the inspection of its or his books of account and records; (g) suspension by Borrower or any Guarantor of the operation of its or his present business, or the insolvency of Borrower or any Guarantor, or the inability of Borrower or any Guarantor to meet its or his debts as they mature, or its or his admission in writing to such effect, or its or his calling any meeting of all or any of its or his creditors or committing any act of bankruptcy, or the filing by or against Borrower or any Guarantor of any petition under any provision of the Bankruptcy Act, as amended, or the entry of any judgment or filing of any lien against Borrower or any Guarantor; (h) there shall occur any material adverse change in Borrower's condition or affairs (financial or otherwise) or in that of any endorser, Guarantor or surety for any of the Obligations; (i) loss, theft, damage, destruction or encumbrance of or on any of the Collateral or any levy, seizure or attachment thereof; (j) any Guarantor of the Obligations denies its or his obligation to guarantee any Obligations then existing or attempts to limit or terminate its or his obligation to guarantee any future Obligations, including future Loan advances; and (k) the death of any co-maker, Guarantor or surety of the Loans if, within fifteen (15) days after the date of such death, Borrower has failed to satisfy Bank, in the exercise of Bank's sole discretion, that such death will not adversely affect Borrower's business operations.

     11.2 Rights of Bank upon Default. Upon the occurrence of an Event of Default described in Section 11.1, Bank at its option may: (a) declare the Obligations of Borrower immediately due and payable (except upon the occurrence of any Event of Default described in Section 11.1(g), the Obligations shall automatically become due and payable), without presentment, notice, protest or demand of any kind for the payment of all or any part of the Obligations (all of which are expressly waived by Borrower) and exercise all of its rights and remedies against Borrower and any Collateral provided in this Agreement, the Notes, the other Loan Documents or any other agreement between Borrower and Bank, at law or in equity and (b) exercise all rights granted to a secured party under the Ohio Uniform Commercial Code or otherwise. Upon the occurrence of an Event of Default, or in the event of non-payment of the Loan when due in the case of a demand Loan, Bank may take possession of the Collateral, or any part thereof, and Borrower hereby grants Bank authority to enter upon any premises on which the Collateral may be situated, and remove the Collateral from such premises or use such premises, together with the materials, supplies, books and records of Borrower, to maintain possession and/or the condition of the Collateral and to prepare the Collateral for sale. Borrower shall, upon demand by Bank, assemble the Collateral and make it available at a place designated by Bank which is reasonably convenient to both parties. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Bank will give Borrower reasonable notice of the time and place of any public sale thereof or of the time after which any private sales or other intended disposition thereof is to be made. The requirement of reasonable notice shall be met if such notice is mailed, postage prepaid, to the address of Borrower shown at the beginning of this Agreement at least 5 days prior to the time of such sale or disposition. Bank shall have the widest possible latitude to preserve and protect the Collateral and Bank's security interest therein, and Bank, at its option, shall have the right to appointment of a receiver for the preservation, possession, protection and disposition of all or any part of the Collateral and the collection and protection for Bank of any proceeds of use or disposition of the Collateral and to do any other thing and exercise any other right or remedy which Bank may, with or without judicial process, do or exercise.

     11.3 Application of Proceeds. Bank shall have the right to apply the proceeds of any disposition of the Collateral to the payment of the Obligations in such order of application as Bank may, in its sole discretion, elect. Bank shall have no obligation to marshall any assets in favor of Borrower or any other party.

     11.4 Remedies Cumulative. The rights, options and remedies of Bank shall be cumulative and no failure or delay by Bank in exercising any right, option or remedy shall be deemed a waiver thereof or of any other right, option or remedy, or waiver of any Event of Default hereunder, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. Bank shall not be deemed to have waived any of Bank's rights hereunder or under any other agreement, instrument or paper signed by Borrower unless such waiver be in writing and signed by Bank.

     12. Miscellaneous

     12.1 Governing Law; Jurisdiction and Venue. The provisions of this Agreement shall be governed by and interpreted in accordance with the laws of the State of Ohio. Bank and Borrower hereby designate all courts of record sitting in Cincinnati, Ohio, both state and federal, as forums where any action, suit or proceeding in respect of or arising out of this Agreement or the transactions contemplated by this Agreement may be prosecuted as to all parties, their successors and assigns, and by the foregoing designation Bank and Borrower consent to the jurisdiction and venue of such courts.

     12.2 MUTUAL WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR BANK TO EXTEND CREDIT TO BORROWER AND FOR BORROWER TO BORROW FROM BANK, AND AFTER HAVING THE OPPORTUNITY TO CONSULT COUNSEL, BORROWER AND BANK HEREBY EXPRESSLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO THIS AGREEMENT OR ARISING IN ANY WAY FROM THE OBLIGATIONS.

     12.3 Other Waivers. Borrower waives notice of nonpayment, demand, notice of demand, presentment, protest and notice of protest with respect to the Obligations, or notice of acceptance hereof, notice of Loans made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

     12.4 Collection Costs. All costs and expenses incurred by Bank to obtain, enforce or preserve the security interests granted by this Agreement or the other Loan Documents and to collect the Obligations, including, without limitation, stationery and postage, telephone and telegraph, secretarial and clerical expenses, the fees or salaries of any collection agents utilized, all costs to maintain and preserve the Collateral and all reasonable attorneys' fees and legal expenses incurred in obtaining or enforcing payment of any of the Obligations or foreclosing Bank's security interest in any of the Collateral, whether through judicial proceedings or otherwise, or in enforcing or protecting its rights and interests under this Agreement, the Notes or any other Loan Document, or in protecting the rights of any holder or holders with respect thereto, or in defending or prosecuting any actions or proceedings arising out of or relating to Bank's transactions with Borrower, shall be paid by Borrower to Bank, upon demand, or, at Bank's election, charged to Borrower's account and added to the Obligations, and Bank may take judgment against Borrower for all such costs, expenses and fees in addition to all other amounts due from Borrower hereunder.

     12.5 Expenses. Borrower shall reimburse Bank for all out-of-pocket costs and expenses incurred by Bank in connection with the preparation of this Agreement, the Notes and the other Loan Documents and the making of the Loans hereunder, including all reasonable attorneys' fees and legal expenses, and for all UCC search, filing, recording and other costs connected with the perfection of Bank's security interest in the Collateral.

     12.6 Notices. All notices, requests, directions, demands, waivers and other communications provided for herein shall be in writing and shall be deemed to have been given or made when delivered personally, by telecopy (if to Borrower, at (513) 326-2853, and if to Bank, at (513) 579-2201), or sent by registered or certified mail, postage prepaid and return receipt requested, addressed to Borrower or Bank, as the case may be, at their respective addresses set forth at the beginning of this Agreement (if to Borrower, Attention: Nicholas A. Alexander, and if to Bank, Attention: John D. Rentz). Notices of changes of address shall be given in the same manner.

     12.7 Severability. Any provision of this Agreement which is prohibited and unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     12.8 Entire Agreement, Modification, Benefit. This Agreement shall constitute the entire agreement of the parties and no provision of this Agreement, including the provisions of this Section, may be modified, deleted or amended in any manner except by agreement in writing executed by the parties. All terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, provided, however, that Borrower shall not assign or transfer its rights hereunder.

     12.9 Construction. All references in this Agreement to the single number and neuter gender shall be deemed to mean and include the plural number and all genders, and vice versa, unless the context shall otherwise require.

     12.10  Headings.   The  underlined   headings   contained  herein  are  for
convenience only and shall not affect the interpretation of this Agreement.

     12.11 Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original.

     12.12 Nonliability of Bank. The relationship between Borrower and Bank shall be solely that of borrower and lender. Bank shall not have any fiduciary responsibilities to Borrower. Bank undertakes no responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of Borrower's business or operations.

     12.13 Limitation of Liability. No claim may be made by Borrower against Bank, or the Affiliates, directors, officers, employees, attorneys or agents of Bank, for any special, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     12.14 Warrant of Attorney. Borrower authorizes any attorney at law, including an attorney engaged by Bank, to appear in any court of record in the State of Ohio or any other State or Territory of the United States, after the occurrence of an Event of Default hereunder, and waive the issuance and service of process and confess judgment against Borrower in favor of Bank, for the amount of the Obligations then appearing due, together with costs of suit and, thereupon, to release all errors and waive all rights of appeal and stay of execution, but no such judgment or judgments against Borrower shall be a bar to a subsequent judgment or judgments against any one or more than one of persons against whom judgment has not been obtained hereon. Borrower hereby expressly waives any conflict of interest that Bank's attorney may have in confessing such judgment against Borrower and expressly consents to the confessing attorney receiving a legal fee from the holder for confessing such judgment against Borrower. This warrant of attorney to confess judgment is a joint and several warrant of attorney. The foregoing warrant of attorney shall survive any judgment; and if any judgment be vacated for any reason, Bank nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against Borrower.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first set forth above.

     WARNING-BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.


JACK OF ALL GAMES, INC.

BY:________________________________________

TITLE:_____________________________________


BY:________________________________________

TITLE:_____________________________________



ATTEST:____________________________________
       Secretary or Assistant Secretary


THE PROVIDENT BANK

BY:________________________________________

TITLE:_____________________________________